                                                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         Telxon Corporation owns, directly or indirectly, 50% or more of the capital stock or other equity interests in the following entities:

         NAME                                                 JURISDICTION OF INCORPORATION
         ----                                                 -----------------------------

         Meta Holding Corporation                             Delaware
         Metanetics Corporation                               Delaware
         N.V. Telxon Belgium S.A.                             Belgium
         PenRight! Corporation                                Delaware
         Productos y Sevicios de Telxon, S.A. de C.V.         Mexico
         PTC Airco, Inc.                                      Delaware
         Teletransaction, Inc.                                Delaware
         Telxon Australia Pty., Ltd.                          Australia
         Telxon Canada Corporation Ltd.                       Ontario, Canada
         Telxon Corporation Systems Espana, S.A.              Spain
         Telxon Data Systems A.G.                             Switzerland
         Telxon France S.A.                                   France
         Telxon Foreign Sales Corporation                     U.S. Virgin Islands
         Telxon International Procurement Services, Inc.      Delaware
         Telxon Italia S.r.l.                                 Italy
         Telxon Japan Ltd.                                    Japan
         Telxon Limited                                       United Kingdom
         Telxon mde GMBH                                      Germany
         Telxon Products, Inc.                                Delaware
         Telxon Trading Co., Inc.                             Delaware
         The Retail Technology Group, Inc.                    Delaware
         TLXITX Corporation                                   Washington